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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) : October 28, 2004


                               AMERICAN IDC CORP.
                               ------------------
             (Exact name of registrant as specified in its chapter)


          Florida                       000-31541                65-0941058
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation                 File Number)          Identification No.)


11301 Olympic Boulevard, Suite 680, Los Angeles, CA                90064
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     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (310) 445-2599


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

On October 28, 2004, American IDC entered into a License Agreement with Omni Media Distribution, Inc., a Nevada corporation. Omni acquires independent feature films, TV Series, documentaries, short films, animations and family programming from numerous worldwide sources. This "content library" can be digitally prepared for unlimited usage on the internet and other broadband delivery methods, as well as television broadcast. Under the license agreement, the company will license this content library for a period of five years in exchange for 3,000,000 shares of restricted common stock and a 49% royalty paid to Omni from the net revenue derived from the use of the licensed assets.

Item 3.02  Unregistered Sales of Equity Securities

In connection with the license agreement with Omni Media, as discussed in Item 1.01, the company agreed to issue 3,000,000 shares of restricted common stock to Omni Media in exchange for the license. These shares were valued at $90,000 and were issued without registration in reliance upon the exemption provided by
Section 4(2) of the Securities Act of 1933 and/or Regulation D.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.1  License Agreement with Omni Media Distribution


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  November 2, 2004                              American IDC Corp.


                                                     /s/ Gordon F. Lee
                                                     ---------------------------
                                                         Gordon F. Lee
                                                         Chief Executive Officer